First Amendment to
Term Loan Agreement

This First Amendment to Term Loan Agreement (this “Amendment”) is dated as of June 18, 2010 by and among Alliance Data Systems Corporation (the “Borrower”), the Guarantors party hereto, the Banks party hereto, and Bank of Montreal, as Administrative Agent.

w i t n e s s e t h:

Whereas, the Borrower, the Guarantors, the Banks, and the Administrative Agent have heretofore executed and delivered a Term Loan Agreement dated as of May 15, 2009 (as amended, the “Credit Agreement”; terms defined therein being used herein as so defined, unless otherwise defined herein); and

Whereas, the Borrower, the Guarantors, the Banks and the Administrative Agent desire to amend certain of the covenants as set forth herein;

Now, Therefore, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Guarantor, the Banks and the Administrative Agent hereby agree as follows:

Article I
Amendments

1.1. Section 1.1 of the Credit Agreement is hereby amended by (a) deleting the defined terms “Deferred Revenue Account” and “Restricted Cash Account”, (b) amending in their entirety the defined terms “Consolidated Operating EBITDA” and “Qualifying Deposits” to read as set forth below and (c) inserting the new defined term “Asset Backed Securities Debt” in proper alphabetical order as follows:

“Asset Backed Securities Debt” means any bond or note that is based on one or more pools of credit card receivables, or collateralized by the cash flows from one or more pools of credit card receivables.

“Consolidated Operating EBITDA” means, for any period, the sum of Consolidated EBIT for such period, plus, to the extent deducted in determining Consolidated Net Income, (a) depreciation and amortization expense, including amortization of goodwill and other intangible assets and (b) interest expense paid on Qualifying Deposits and Qualified Securitization Transactions for such period. If, during the period for which Consolidated Operating EBITDA is being calculated, the Borrower or any Subsidiary has (i) acquired sufficient Capital Stock of a Person to cause such Person to become a Subsidiary; (ii) acquired all or substantially all of the assets or operations, division or line of business of a Person; (iii) disposed of sufficient Capital Stock of a Subsidiary to cause such Subsidiary to cease to be a Subsidiary; or (iv) disposed of all or substantially all of the assets or operations of a Subsidiary, Consolidated Operating EBITDA shall be calculated after giving pro forma effect thereto as if such acquisition or disposition had occurred on the first day of such period.

“Qualifying Deposits” means deposits that are (i) insured by the U.S. Federal Deposit Insurance Corporation (or, in the case of an Insured Subsidiary organized under the laws of Canada or any political subdivision thereof, the Canada Deposit Insurance Corporation) or any successor entity and (ii) do not exceed the difference between (A) the amount of credit card receivables net of the allowance for doubtful accounts minus (B) the amount of Asset Backed Securities Debt, in each case as shown on the consolidated balance sheet of the Borrower and its Subsidiaries.

1.2. Section 2.5 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

Section 2.5. Maturity of Loans. The Borrower shall pay all principal and interest not sooner paid on the Loans in full on the Maturity Date.

1.3. Section 2.10(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof and inserting in its place the following: “Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks.”

1.4 Section 5.21(a)(ii) and Section 5.21(a)(iii) of the Credit Agreement are each hereby amended by deleting the words “on the Effective Date”.

1.5 Schedule 5.21 to the Credit Agreement is hereby amended as set forth in Attachment A to this Amendment.

Article II
Consent

2.1 The Financial Accounting Standards Board issued guidance codified in Accounting Standards Codification (“ASC”) 860, “Transfers and Servicing,” related to accounting for transfers of financial assets and ASC 810, “Consolidation,” related to the consolidation of variable interest entities, with ASC 860 removing the concept of a qualifying special purpose entity (“QSPE”) and eliminating the consolidation exception currently available for QSPEs effective January 1, 2010 (the “New Standards”). The assessment of the various securitization trusts utilized by WFNNB and World Financial Capital Bank (“WFCB”) under ASC 860 and ASC 810 resulted in the consolidation of those securitization trusts on the balance sheet of WFNNB, WFCB or their affiliates, including the Borrower, beginning January 1, 2010.  The parties hereto hereby agree that the Borrower shall calculate compliance with the covenants contained in Article 5 of the Credit Agreement applying (i) the New Standards only for each fiscal quarter of the Borrower that ends on and after January 1, 2010 and (ii) the relevant accounting standards in effect immediately prior to the effectiveness of the New Standards for each fiscal quarter of the Borrower that ends prior to January 1, 2010.

Article III
Conditions Precedent

3.1 Articles I and II of this Amendment shall become effective as of the opening of business on June 18, 2010 (the “Effective Time”) subject to the conditions precedent that on or before such date:

(a) the Administrative Agent shall have received counterparts hereof executed by the Borrower, the Guarantors and the Banks;

(b) the Administrative Agent shall have received certified copies of resolutions of the boards of directors of the Borrower and the Guarantors authorizing the execution and delivery of this Amendment, indicating the authorized signers of this Amendment and the specimen signatures of such signers; and

(c) the Borrower shall have paid the fees and expenses of counsel to the Administrative Agent to the extent previously invoiced.

Article IV
Miscellaneous

4.1. To induce the Administrative Agent and the Banks to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and the Banks that: (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Default or Event of Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower and each other Credit Party and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of the Borrower and each other Credit Party, enforceable against the Borrower and each other Credit Party in accordance with its terms; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and the absence of which would adversely affect, the legal and valid execution and delivery or performance by the Borrower or any other Credit Party of this Amendment or the performance by the Borrower or any other Credit Party of the Credit Agreement, as amended by this Amendment.

4.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

4.3. Except as specifically provided above, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Administrative Agent or any Bank under the Credit Agreement or any Note, nor constitute a waiver or modification of any provision of any of the Credit Agreement or any Note.

4.4. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

[Signature Pages to follow]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

Alliance Data Systems Corporation, as Borrower
By /s/ Charles L. Horn
Name Charles L. Horn
Title EVP and Chief Financial Officer

ADS Alliance Data Systems, Inc., as a Guarantor
By /s/ Charles L. Horn
Name Charles L. Horn
Title EVP and Chief Financial Officer

Epsilon Marketing Services, LLC, as a Guarantor
By /s/ Charles L. Horn
Name Charles L. Horn
Title Vice President

Epsilon Data Management, LLC, as a Guarantor
By /s/ Charles L. Horn
Name Charles L. Horn
Title Vice President

Alliance Data Foreign Holdings, Inc., as a Guarantor
By /s/ Charles L. Horn
Name Charles L. Horn
Title Vice President

ADS Foreign Holdings, Inc., as a Guarantor
By /s/ Charles L. Horn
Name Charles L. Horn
Title Vice President

Bank of Montreal, individually and as Administrative Agent
By /s/ Pauline Christopher
Name Pauline Christopher
Title Vice President

SunTrust Bank
By /s/ Timothy M. O’Leary
Name Timothy M. O’Leary
Title Managing Director

Bank of America, N.A.
By /s/ Steven A. Mackenzie
Name Steven A. Mackenzie
Title Senior Vice President

Barclays Bank PLC
By /s/ Ritam Bhalla
Name Ritam Bhalla
Title Vice President

JPMorgan Chase Bank, N.A.
By /s/ Brian McDougal
Name Brian McDougal
Title Senior Vice President

The Huntington National Bank
By /s/ Jeff D. Blendick
Name Jeff D. Blendick
Title Vice President

The Royal Bank of Scotland PLC
By: RBS Securities, Inc., as Agent for The Royal Bank of Scotland
By /s/ Diane Ferguson
Name Diane Ferguson
Title Managing Director

Compass Bank
By /s/ Andrew Widmer
Name Andrew Widmer
Title Vice President

Wells Fargo Bank, National Association
By /s/ Reginald M. Goldsmith, III
Name Reginald M. Goldsmith, III
Title Director

The Northern Trust Company
By /s/ Morgan Lyons
Name Morgan Lyons
Title Vice President

Royal Bank of Canada
By /s/ Scott Umbs
Name Scott Umbs
Title Authorized Signatory